                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            AMSOUTH BANCORPORATION
             -----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



             -----------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:

--------
 *Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                 [LOGO OF AMSOUTH BANCORPORATION APPEARS HERE]

-------------------------------------------------------------------------------

Post Office Box 11007
Birmingham, Alabama 35288

NOTICE OF MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 18, 1996

TO THE HOLDERS OF SHARES OF COMMON STOCK:

 NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors, the regular Annual Meeting of Shareholders of AMSOUTH BANCORPORATION will be held in the auditorium of AmSouth Bank of Alabama in the AmSouth/Harbert Plaza, 1901 Sixth Avenue, North, in Birmingham, Alabama, on Thursday, April 18, 1996 at 11:00 A.M., Birmingham, Alabama time, for the purpose of considering and voting upon the following matters:

 1. The election of four directors of Class II to serve for a term of three years until the Annual Meeting of Shareholders in 1999 or until their successors are elected and qualify.

 2. Approval of the 1996 Long Term Incentive Compensation Plan.

 3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

 Your attention is directed to the accompanying Proxy Statement for further information with respect to the matters to be acted upon at the meeting.

 Only those Shareholders of Record at the close of business on February 28, 1996 shall be entitled to receive notice of the meeting and to vote at the meeting.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/  Diane S. Masters
                                   ------------------------------------
                                   Diane S. Masters
March 13, 1996                     Secretary

-------------------------------------------------------------------------------
WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY IF YOU WISH. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.
-------------------------------------------------------------------------------

TABLE OF CONTENTS                                                           PAGE

Notice of Meeting........................................................ Cover
Proxy Statement..........................................................     1
General..................................................................     1
Shareholder Proposals....................................................     1
Voting Securities and Principal Holders Thereof..........................     1
Election of Directors....................................................     5
 General.................................................................     5
 Certain Information Concerning the Board of Directors and its Commit-
  tees...................................................................    12
 Director Attendance; Filings............................................    12
 Certain Transactions....................................................    12
Executive Compensation...................................................    13
1996 Long Term Incentive Compensation Plan...............................    22
Voting Procedures........................................................    25
Relationship With Independent Public Accountants.........................    25
Appendix A...............................................................   A-1

                                PROXY STATEMENT
                             DATED MARCH 13, 1996
                            AMSOUTH BANCORPORATION
                   P.O. Box 11007, Birmingham, Alabama 35288
                      For Annual Meeting of Shareholders
                         To be Held on April 18, 1996
GENERAL
 Mailing of this Proxy Statement is expected to begin on or about March 18, 1996, to the shareholders of AmSouth Bancorporation ("AmSouth") in connection with the solicitation of proxies by the Board of Directors of AmSouth to be used in voting at the Annual Meeting of Shareholders to be held on April 18, 1996 and any adjournment or adjournments thereof. If the enclosed Proxy is properly executed and received by AmSouth before or at the Annual Meeting, the shares represented thereby will be voted as specified in the Proxy, BUT IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED (1) FOR THE ELECTION OF THE FOUR NOMINEES AS DIRECTORS AND (2) FOR APPROVAL OF THE 1996 LONG TERM INCENTIVE COMPENSATION PLAN.
 The person giving the enclosed Proxy may revoke it at any time before it is voted by voting in person at the Annual Meeting or by delivering a later written proxy or a written revocation to the corporate secretary of AmSouth, provided such later written proxy or revocation is actually received by the corporate secretary of AmSouth before the vote of shareholders.
 Solicitation of proxies will be made initially by mail. In addition, proxies may be solicited by directors, officers and other employees of AmSouth and its subsidiaries, in person, by telephone and by other means. AmSouth has also retained Morrow & Co., Inc. to assist with the solicitation of proxies for a fee of $5,000 plus the reimbursement of any out-of-pocket expenses incurred. It is possible that Morrow & Co., Inc. may be paid additional fees depending upon the services rendered. The cost of preparing, assembling and mailing this Proxy Statement and other materials furnished to shareholders and all other expenses of solicitation, including the expenses of brokers, custodians, nominees and other fiduciaries who, at the request of AmSouth, mail material to or otherwise communicate with beneficial owners of the shares held by them, will be paid by AmSouth.
 THIS SOLICITATION IS MADE BY THE BOARD OF DIRECTORS OF AMSOUTH.
 The purposes of the Annual Meeting are as set forth in the accompanying "No-tice of Meeting of Shareholders." Management of AmSouth does not know of any matters that may be brought before the Annual Meeting other than as described in the Notice of Meeting. IF ANY OTHER MATTERS SHOULD PROPERLY BE BROUGHT BE-FORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF, THE ENCLOSED PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MANAGEMENT.
 The Board of Directors urges that you execute and return the enclosed Proxy as soon as possible and recommends that the shares represented by the Proxy be voted in favor of the matters proposed.
 A COPY OF AMSOUTH'S 1995 ANNUAL REPORT TO SHAREHOLDERS HAS BEEN DISTRIBUTED TO SHAREHOLDERS. A COPY OF AMSOUTH'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995 WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER WHO REQUESTS SUCH REPORT IN WRITING FROM M. LIST UNDERWOOD, JR., AMSOUTH BANCORPORATION, INVESTOR RELATIONS DEPARTMENT, POST OFFICE BOX 11007, BIRMINGHAM, ALABAMA 35288.

SHAREHOLDER PROPOSALS
  In order to be included in the proxy materials for AmSouth's 1997 Annual Meeting, any proposals of shareholders intended to be presented at that meeting must be received in written form at AmSouth's executive offices on or before November 12, 1996.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
 Shares of common stock, $1.00 par value per share, are the only authorized securities of AmSouth entitled to vote, and each outstanding share is entitled to one vote. Only holders of record of common stock at the close of business on February 28, 1996 will be entitled to vote at the Annual Meeting. AmSouth is currently authorized to issue up to two hundred million (200,000,000) shares of such common stock. As of February 28, 1996, there were 57,371,555 shares of common stock of AmSouth issued, outstanding and entitled to vote.

 Shareholders who are participants in AmSouth's Dividend Reinvestment and Common Stock Purchase Plan will find that the enclosed Proxy shows the total of the number of shares held by them in their own names and those shares, including fractions of shares, held on their behalf by the agent for the plan. Signing and returning the enclosed Proxy will allow voting of all shares, including those held by the agent.
 At February 28, 1996, no person was known to the management of AmSouth to be the beneficial owner of more than 5 percent of AmSouth's outstanding common stock other than (i) the "AmSouth Banks" (consisting of the Trust Divisions of AmSouth Bank of Alabama, AmSouth Bank of Florida and AmSouth Bank of Tennessee) and (ii) Delaware Management Holdings, Inc. (see the following table).
 The following tabulation reflects the number of shares of AmSouth common stock (rounded to the nearest whole number) beneficially owned by (i) the AmSouth Banks, (ii) Delaware Management Holdings, Inc. (iii) each director and nominee for director of AmSouth, (iv) the three most highly compensated executive officers who are not also directors (listed in the table under the heading "Certain Executive Officers") and (v) the directors, nominees and executive officers of AmSouth as a group.
 Barney B. Burks, Jr., Joseph M. Farley and Z. Cartter Patten, III will leave the Board of Directors effective April 18, 1996. Mr. Burks will continue to serve as a director of AmSouth Bank of Florida, and Mr. Patten will remain on the Boards of Directors of AmSouth Bank of Tennessee and AmSouth Bank of Georgia.

                                         AMSOUTH SHARES BENEFICIALLY OWNED(/1/) AS OF FEBRUARY 28, 1996+
                          -----------------------------------------------------------------------------------------------------
                               SOLE                      SHARED                                              PERCENT OF TOTAL
PERSON, GROUP OR ENTITY     POWER(/2/)                 POWER(/3/)                AGGREGATE                     OUTSTANDING
-----------------------   -----------------          ---------------           -----------------           --------------------
AmSouth Banks+
 (P.O. Box 11426,
 Birmingham, Alabama
 35202)                           3,941,975(/4/)              580,124(/5/)             4,522,099(/6/)(/7/)               7.9%
Delaware Management
 Holdings, Inc.+
 (2005 Market St.,
 Philadelphia,
 Pennsylvania, 19103)             2,919,625(/8/)              180,400(/8/)             3,100,025                         5.4%
DIRECTORS AND NOMINEES
Barney B. Burks, Jr.                  1,002                                                1,002                           *
J. Harold Chandler                    3,020                                                3,020                           *
Joseph M. Farley                     10,377                     8,988(/9/)                19,365                           *
Rodney C. Gilbert                     1,292                                                1,292                           *
Elmer B. Harris                       1,020                     2,273                      3,293                           *
Donald E. Hess                        2,331                                                2,331                           *
Ronald L. Kuehn, Jr.                  2,676                                                2,676                           *
James R. Malone                       1,100                                                1,100                           *
Claude B. Nielsen                     2,092                                                2,092                           *
Z. Cartter Patten, III               80,864(/10/)             201,503(/11/)              282,367                           *
Benjamin F. Payton                    2,480                                                2,480                           *
C. Dowd Ritter                      170,919(/12/)                                        170,919                           *
Herbert A. Sklenar                    1,000                     3,086                      4,086                           *
John W. Woods                       352,544(/13/)              20,000(/14/)              372,544                           *
CERTAIN EXECUTIVE
 OFFICERS
Sloan D. Gibson, IV                  26,595(/15/)                                         26,595                           *
Kristen M. Hudak                     31,487(/16/)                                         31,487                           *
E.W. Stephenson, Jr.                 55,364(/17/)                                         55,364                           *
Directors, Nominees and
 Executive Officers as a
 group (consisting of 23
 persons)                           851,312(/18/)             237,270                  1,088,582                         1.9%

-------
* less than 1 percent
+ Figures for the AmSouth Banks and Delaware Management Holdings, Inc. are as of December 31, 1995

NOTES
 (1) The number of shares reflected are shares which under applicable regulations of the Securities and Exchange Commission are deemed to be beneficially owned. Shares deemed to be beneficially owned under such regulations include shares as to which, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, either voting power or investment power is held or shared. The total number of shares beneficially owned is divided, where applicable, into two categories: shares as to which voting/investment power is held solely, and shares as to which voting/investment power is shared.
 (2) Unless otherwise indicated in the following notes, if a beneficial owner is shown as having sole power, he or she has sole voting as well as sole investment power, and if a beneficial owner is shown as having shared power, he or she has shared voting power as well as shared investment power. If ownership of restricted stock is shown, the individual has sole voting power, but no power of disposition. The amounts in this column include restricted stock awarded to the following directors under AmSouth's Director Restricted Stock Plan: Messrs. Chandler, Gilbert, Harris, Hess, Kuehn, Malone, Nielsen, Patten, Payton and Sklenar--1,000 shares each; Mr. Burks--800 shares; and Mr. Farley--200 shares. Some individuals are shown as beneficial owners of shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan. The individual has sole voting power, but no direct power of disposition, with respect to the shares held in the Stock Fund, but can elect to move monies in and out of the Fund and/or change the amount of contributions, thereby affecting the individual's balance in the Fund.
 (3) This column may include shares held in the name of, among others, a spouse, minor children or certain other relatives sharing the same home as the director, nominee or executive officer, as to all of which beneficial ownership is disclaimed by the respective director, nominee and executive officer.
 (4) With respect to these shares, the AmSouth Banks have sole voting power as to 3,881,901 shares, sole investment power as to 1,482,717 shares, shared investment power as to 1,480,820 shares and no voting power as to 60,074 shares.
 (5) With respect to these shares, the AmSouth Banks have shared voting power as to 544,228 shares, no voting power as to 35,896 shares, no sole investment power and shared investment power as to 249,005 shares.
 (6) Includes 575,901 shares held as Trustee of AmSouth's Thrift Plan at December 31, 1995.
 (7) Shares reported as beneficially owned by the AmSouth Banks are held in various fiduciary capacities and reflect the amount and percentage reported on Schedule 13G.
 (8) With respect to the shares beneficially owned by Delaware Management Holdings, Inc., it has sole voting power as to 237,465 shares, shared voting power as to 3,510 shares, sole investment power as to 2,919,625 shares and shared investment power as to 180,400 shares. The amounts shown are as reported on Schedule 13G.
 (9) Includes 6,187 shares held by a foundation of which Mr. Farley is a co-trustee, as to which he disclaims actual beneficial ownership.
(10) 59,752 of these shares are held by Patten and Patten, Inc. ("P&P") of which Mr. Patten is Chairman of the Board, as to which shares Mr. Patten disclaims actual beneficial ownership. Mr. Patten also disclaims actual beneficial ownership of the following shares shown under "Sole Power":
     694 shares which he holds as custodian for minor children and 2,464 shares owned by the P&P Profit Sharing Plan (as to which he has sole voting power, but shared investment power).
(11) Includes 1,324 shares which are held by his spouse, 2,302 shares which are held for his children by a trust, 200 shares which are held by a trust of which his wife is trustee, 6,930 shares which are held by a trust of which he is co-trustee and 19,306 shares which are held by P&P, as to all of which Mr. Patten disclaims actual beneficial ownership.
(12) Includes 75,778 shares which could be acquired within 60 days pursuant to stock options, 69,595 shares of restricted stock and 14,898 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.
(13) Includes 275,425 shares which could be acquired within 60 days pursuant to stock options, 27,460 shares of restricted stock and 11,870 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.
(14) Mr. Woods disclaims beneficial ownership of these shares, which are owned by his spouse.
(15) Includes 19,075 shares which could be acquired within 60 days pursuant to stock options, 5,825 shares of restricted stock and 892 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.
(16) Includes 20,000 shares which could be acquired within 60 days pursuant to stock options, 11,385 shares of restricted stock and 40 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.
(17) Includes 29,725 shares which could be acquired within 60 days pursuant to stock options, 16,772 shares of restricted stock and 2,590 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.
(18) 30,981 of these shares are held by the AmSouth Stock Fund of the AmSouth Thrift Plan; 175,694 of these shares are restricted stock; and 483,140 of these shares could be acquired within 60 days pursuant to stock options.

 Participants in the AmSouth Thrift Plan who have balances in the AmSouth Stock Fund will be furnished copies of all proxy solicitation materials, and each participant may direct the plan Trustee how to vote the participant's proportionate interest in the stock held by the plan. Except with respect to the election of directors and any proposal for a merger or other reorganization, the Trustee may, in its discretion, vote shares for which no directions have been received. With respect to the election of directors and any proposal for a merger or other reorganization, the Trustee will not vote shares for which no voting directions are received.
 As of February 28, 1996, AmSouth held 2,658,698 shares of its common stock as Treasury shares.

ELECTION OF DIRECTORS

GENERAL
 Under AmSouth's Restated Certificate of Incorporation, the Board of Directors is divided into three classes, with the term of office of each class expiring in successive years. AmSouth's Bylaws provide that the number of directors will be fixed from time to time by the vote of two-thirds of the directors then in office who have been elected by the shareholders. The number of directors as of April 18, 1996 will be fixed at eleven. The terms of Class II Directors expire at this Annual Meeting. The terms of Class III Directors and Class I Directors will expire in 1997 and 1998, respectively. As previously noted, three directors will leave the Board at this Annual Meeting. The Board of Directors is recommending the re-election of the four current directors of Class II eligible for re-election. Each of the Class II Directors elected at this Annual Meeting will serve three-year terms expiring at the 1999 Annual Meeting of Shareholders or until his respective successor is elected and qualified, except as provided in the Bylaws. It is intended that unless "Withhold Authority" is noted as to all or some of the nominees, proxies in the accompanying form will be voted at the Annual Meeting for the election of the nominees named below for the term indicated.
 If any nominee is not a candidate when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted, unless authorization is withheld, for any substitute nominees recommended by the Board of Directors. Management has no reason to believe that any nominee will be unable or unwilling to serve as a director, if elected.
 The names of the nominees and the directors who will continue to serve unexpired terms and certain information relating to them, including the business experience of each during the past five years, follow. Service shown with AmSouth and its subsidiaries may include service with predecessor companies.

                 NOMINEES FOR TERMS EXPIRING IN 1999 (CLASS II)

                                 OFFICES WITH
                        DIRECTOR AMSOUTH OR        PRINCIPAL OCCUPATION
NAME OF DIRECTOR    AGE SINCE    ITS SUBSIDIARIES  FOR PAST 5 YEARS           OTHER DIRECTORSHIPS(/1/)
------------------------------------------------------------------------------------------------------
J. Harold Chandler  46  1995                       President and Chief        Provident Companies,
                                                   Executive Officer,         Inc.
                                                   Provident Companies, Inc., Herman Miller, Inc.
                                                   November 1993 to date      Healthsource, Inc.
                                                   (insurance); President,
                                                   Mid-Atlantic Banking Group
                                                   (District of Columbia,
                                                   Maryland and Northern
                                                   Virginia) of NationsBank
                                                   Corporation (bank holding
                                                   company), January 1992 to
                                                   November 1993; President
                                                   and Chief Executive
                                                   Officer, District of
                                                   Columbia, Maryland and
                                                   Northern Virginia
                                                   subsidiaries of the
                                                   C&S/Sovran Corporation,
                                                   April 1991 to January 1992
                                                   (bank holding company);
                                                   Senior Executive Vice
                                                   President and Corporate
                                                   Director of Marketing of
                                                   C&S/Sovran Corporation,
                                                   September 1990 to April
                                                   1991
Rodney C. Gilbert   56  1994                       President and Chief        Rust International
                                                   Executive Officer, Rust    Inc.
                                                   International Inc., 1993
                                                   to date (provider of
                                                   engineering, construction
                                                   and environmental and
                                                   infrastructure consulting
                                                   services and other on-site
                                                   industrial and related
                                                   services); President and
                                                   Chief Operating Officer,
                                                   1990 to December 1992, of
                                                   Wheelabrator Technologies
                                                   Inc. (provider of
                                                   facilities, systems and
                                                   services for the trash-to-
                                                   energy, energy,
                                                   environmental and general
                                                   industrial markets)
Elmer B. Harris     56  1989*                      President and Chief        The Southern Company
                                                   Executive Officer, March   Alabama Power
                                                   1989 to date, Alabama      Company
                                                   Power Company              Southern Electric
                                                   (public utility)           Generating  Company
                                                                              Southern Company
                                                                              Services,  Inc.
                                                                              Southern Nuclear
                                                                              Company
James R. Malone     53  1994                       Chairman of the Board,     Ametek, Inc.
                                                   January 1996 to date, and  Anchor Glass
                                                   President and Chief        Container
                                                   Executive Officer, 1993 to  Corporation
                                                   December 1995, of Anchor
                                                   Glass Container
                                                   Corporation (glass
                                                   container manufacturer);
                                                   Chairman of the Board,
                                                   President and Chief
                                                   Executive Officer, Grimes
                                                   Aerospace, 1990 to 1993
                                                   (manufacturer of aviation
                                                   interior and exterior
                                                   lighting)

-------
* Mr. Harris was not on the Board during the period May-November 1995

                         (PHOTO)                 (PHOTO)

                   J. Harold Chandler      Rodney C. Gilbert


                         (PHOTO)                 (PHOTO)

                   Elmer B. Harris         James R. Malone

                DIRECTORS WHOSE TERMS EXPIRE IN 1997 (CLASS III)

                                   OFFICES WITH
                          DIRECTOR AMSOUTH OR             PRINCIPAL OCCUPATION
NAME OF DIRECTOR      AGE SINCE    ITS SUBSIDIARIES       FOR PAST 5 YEARS          OTHER DIRECTORSHIPS(/1/)
------------------------------------------------------------------------------------------------------------
Ronald L. Kuehn, Jr.   60   1986                          Chairman of the Board,    Sonat Inc.
                                                          President and Chief       Southern Natural Gas
                                                          Executive Officer, April   Company
                                                          1986 to date, Sonat Inc.  Sonat Offshore
                                                          (diversified energy       Drilling, Inc.
                                                          holding company)          Protective Life
                                                                                    Corporation
                                                                                    Union Carbide
                                                                                    Corporation
                                                                                    Praxair, Inc.
Herbert A. Sklenar     64   1984                          Chairman of the Board and Protective Life
                                                          Chief Executive Officer,  Corporation
                                                          May 1992 to date, and     Temple-Inland, Inc.
                                                          President and Chief       Vulcan Materials
                                                          Executive Officer, May    Company
                                                          1986 to May 1992, all of
                                                          Vulcan Materials Company
                                                          (construction materials
                                                          and chemicals)
John W. Woods          64   1972   Chairman of the Board  Chairman of the Board,    Alabama Power Company
                                   of AmSouth and of      January 1996 to date,     Protective Life
                                   AmSouth Bank of        Chairman and Chief        Corporation
                                   Alabama; Director,     Executive Officer, 1972
                                   AmSouth Bank of        to December 1995, and
                                   Alabama                President, August 1993 to
                                                          August 1994, all of
                                                          AmSouth; Chairman of the
                                                          Board, 1996 to date,
                                                          Chairman and Chief
                                                          Executive Officer, 1983
                                                          to December 1995, and
                                                          President, August 1990 to
                                                          August 1994, all of
                                                          AmSouth Bank of Alabama

                         (PHOTO)                   (PHOTO)

                   Ronald L. Kuehn, Jr.      Herbert A. Sklenar


                                    (PHOTO)

                              John W. Woods

                 DIRECTORS WHOSE TERMS EXPIRE IN 1998 (CLASS I)

                                 OFFICES WITH
                        DIRECTOR AMSOUTH OR             PRINCIPAL OCCUPATION
NAME OF DIRECTOR    AGE SINCE    ITS SUBSIDIARIES       FOR PAST 5 YEARS          OTHER DIRECTORSHIPS(/1/)
----------------------------------------------------------------------------------------------------------
Donald E. Hess       47   1992                          President, 1976 to date,  Parisian, Inc.
                                                        and Chief Executive
                                                        Officer, 1986 to date,
                                                        Parisian, Inc. (retail
                                                        specialty stores)

Claude B. Nielsen    45   1993                          President and Chief       Colonial
                                                        Executive Officer, May    Properties
                                                        1991 to date, and         Trust
                                                        President and Chief
                                                        Operating Officer,
                                                        February 1990 to May
                                                        1991, all of Coca-Cola
                                                        Bottling Company United,
                                                        Inc. (soft drink bottler)
Benjamin F. Payton   63   1983                          President, Tuskegee       Morrison Health
                                                        University, 1981 to date  Care,  Inc.
                                                                                  Ruby Tuesday,
                                                                                  Inc.
                                                                                  Praxair, Inc.
                                                                                  The ITT
                                                                                  Corporation
                                                                                  The Liberty
                                                                                  Corporation
                                                                                  Sonat Inc.
C. Dowd Ritter       48   1993   President and Chief    President and Chief
                                 Executive Officer of   Executive Officer,
                                 AmSouth and of         January 1996 to date, of
                                 AmSouth Bank of        AmSouth and AmSouth Bank
                                 Alabama; Director,     of Alabama; President and
                                 AmSouth Bank of        Chief Operating Officer,
                                 Alabama                August 1994 to December
                                                        1995, of AmSouth and
                                                        AmSouth Bank of Alabama;
                                                        Vice Chairman of AmSouth
                                                        and AmSouth Bank of
                                                        Alabama, July 1993 to
                                                        August 1994; Senior
                                                        Executive Vice President
                                                        of AmSouth and Senior
                                                        Executive Vice President
                                                        and General Banking Group
                                                        Head of AmSouth Bank of
                                                        Alabama, May 1991 to July
                                                        1993; Senior Executive
                                                        Vice President, Trust
                                                        Officer and Trust and
                                                        Financial Services Group
                                                        Head of AmSouth Bank of
                                                        Alabama, August 1988 to
                                                        May 1991

                         (PHOTO)                   (PHOTO)

                   Donald E. Hess            Claude B. Nielsen


                         (PHOTO)                   (PHOTO)

                   Benjamin F. Payton        C. Dowd Ritter

NOTES:
 (1) These are directorships with corporations subject to the registration or reporting requirements of the Securities Exchange Act of 1934 or registered under the Investment Company Act of 1940.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF DIRECTORS AS SET FORTH IN THIS PROXY STATEMENT.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES
 The full Board of Directors met eight times during 1995. To assist it in carrying out its work, the Board of Directors has the following standing committees: Audit, Compliance and Public Policy; Executive Compensation and Benefits; Director Affairs; Finance and Pension Fund; Strategic Planning; and an Executive Committee.
 The membership of the Audit, Compliance and Public Policy Committee consists of Directors Sklenar (Chairman), Hess, Nielsen, Patten and Payton. This committee is charged by the Board of Directors with several major functions, including the following: to oversee the audit and examination of the financial condition of the corporation; to monitor compliance with various laws and regulations; to consider and review the policies of the corporation addressing matters of public policy; and to review all significant litigation involving the corporation. The Audit Department is under the direct supervision of the committee. In performing these functions, the committee met three times during 1995.
 The Executive Compensation and Benefits Committee is currently composed of Directors Kuehn (Chairman), Chandler, Farley, Harris, Malone and Sklenar and met six times during 1995. The committee makes recommendations to the Board regarding AmSouth's overall executive compensation structure, is charged with the administration of AmSouth's executive compensation plans, designates awards for certain senior executives under AmSouth's benefit plans and makes recommendations concerning the creation of new executive compensation plans and amendments to existing plans. The committee has miscellaneous other responsibilities, including making recommendations to the Board regarding the selection of the executive management team and the compensation of those individuals.
 The Director Affairs Committee is currently composed of Directors Gilbert (Chairman), Kuehn, Malone, Nielsen and Payton. In addition to reviewing potential nominees and recommending new directors, the Director Affairs Committee is charged with reviewing the structure of the Board and its operation and recommending changes where appropriate. Further, the committee reviews and recommends appropriate changes in Board compensation and Board retirement policies. No formal procedure whereby individual shareholders can submit recommendations of persons to be considered for nomination as a director of AmSouth has been instituted. However, the committee would consider any such recommendations made to it in writing on a timely basis. The committee met three times during 1995.
 The Finance and Pension Fund Committee is currently composed of Directors Chandler (Chairman), Burks, Farley, Gilbert and Hess and met twice during 1995. The committee is charged with the responsibility of reviewing and making recommendations concerning AmSouth's dividend policy and the issuance of securities by AmSouth. The committee also approves financial and investment policies and reviews the risk management policy of AmSouth, as well as overseeing various aspects of AmSouth's broad-based employee benefit plans.
 The Strategic Planning Committee addresses the mission and strategic plans of AmSouth and significant issues and opportunities that affect that strategy. The committee also reviews AmSouth's plans for succession and management development and the performance of the Chief Executive Officer. The current members of the committee are Directors Farley (Chairman), Burks, Chandler, Gilbert, Harris, Hess, Kuehn, Malone, Nielsen, Patten, Payton and Sklenar. The committee met twice during 1995.
 The Executive Committee has the power to exercise all of the authority of the Board of Directors, to the extent allowed by law, and is specifically given the authority to declare dividends. The members of the Executive Committee are the Chairman of the Board and the Chairmen of the other standing committees. The current members of the committee are Directors Woods (Chairman), Chandler, Farley, Gilbert, Kuehn and Sklenar. The committee met three times during 1995.

DIRECTOR ATTENDANCE; FILINGS
 During 1995, all incumbent directors of AmSouth attended at least 75 percent of the total number of meetings of the Board of Directors and meetings of committees of which they were members.
 During 1995 late reports required by Section 16(a) of the Securities Exchange Act of 1934 were filed by the following: W. Michael Graves, who was an executive officer of AmSouth for part of 1995, filed one late report covering one transaction; Director Z. Cartter Patten, III, filed one late report covering one transaction; and a trust of which Director Patten is a co-trustee filed one late report regarding initial ownership. In making this disclosure AmSouth has relied on written representations of its directors and executive officers and copies of the reports that have been filed.

CERTAIN TRANSACTIONS
 Certain directors and executive officers of AmSouth and its subsidiaries, and certain associates and members of the immediate families of these individuals, were customers of, and had loan transactions with, AmSouth's subsidiaries in the ordinary course of business during 1995. In addition, certain of the foregoing are or have been executive officers or 10 percent or more shareholders in corporations, or members of partnerships, which are customers of such subsidiaries and which have had loan transactions with the subsidiaries in the ordinary course of business. In the opinion of the management of each of the respective subsidiaries, all such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and corporations and did not involve more than the normal risk of collectibility or present other unfavorable features. Transactions of a similar nature will, in all probability, occur in the future in the ordinary course of business.
 In December 1995, Coca-Cola Bottling Company United, Inc. ("United"), of which Director Claude B. Nielsen is President and Chief Executive Officer, repurchased from AmSouth 5,400 shares of United's Series B-1988 Preferred Stock, which AmSouth had purchased in 1988. Under the terms of the Repurchase Agreement, United paid AmSouth $5,940,000. AmSouth may also receive future payments upon the occurrence of certain events, but the amount of such payments, if any, cannot be determined at this time.
 M. Miller Gorrie, James I. Harrison, Jr. and William J. Rushton, III were among a group of directors who left the AmSouth Board of Directors effective April 20, 1995. Messrs. Gorrie and Harrison remain directors of AmSouth Bank of Alabama. Mr. Gorrie is Chairman and Chief Executive Officer of Brasfield & Gorrie General Contractor, Inc. ("Brasfield") and has a substantial ownership interest in Brasfield. During the part of 1995 while Mr. Gorrie was a director of AmSouth, subsidiaries of AmSouth made payments to Brasfield of approximately $13,000,000 for construction work.
 Mr. Harrison is Chairman and Chief Executive Officer and a substantial shareholder of Harco Drug, Inc. ("Harco"). AmSouth Bank of Alabama has subleased space from Harco for two branch locations with annual rental payments and remaining terms of $26,400 and five years and $33,488 and six years.
 Mr. Rushton is Chairman of the Board Emeritus and a director of Protective Life Corporation ("Protective"). During 1995, AmSouth and its subsidiaries paid Protective and its subsidiaries premiums, fees, or investment product deposits for various types of insurance in the amount of $5,004,741, and Protective and its subsidiaries paid $1,490,270 in credit and mortgage insurance and annuity commissions and $3,771,425 in interest, mortgage loan service fees and other charges to AmSouth Bank of Alabama and other subsidiaries of AmSouth.
 One other transaction involving a director of AmSouth is disclosed below in the section entitled "Information with Respect to Executive Compensation and Benefits Committee Interlocks and Insider Participation in Compensation Decisions."

EXECUTIVE COMPENSATION
SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
 The following table provides summary information concerning compensation paid by AmSouth and its subsidiaries to its Chief Executive Officer, and each of the four other most highly compensated executive officers of AmSouth at December 31, 1995 (hereinafter referred to as the "named executive officers"), for the fiscal years ended December 31, 1995, 1994 and 1993.

                          SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------

                                        ANNUAL COMPENSATION                LONG TERM COMPENSATION
                                  --------------------------------- -------------------------------------
                                                                             AWARDS             PAYOUTS
                                                                    -------------------------- ----------
                                                          OTHER                     SECURITIES
                                                          ANNUAL      RESTRICTED    UNDERLYING                ALL OTHER
                                                       COMPENSATION     STOCK        OPTIONS/     LTIP       COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR SALARY($)  BONUS($)     ($)(2)    AWARD(S)($)(3)   SARS(#)   PAYOUTS($)       ($)(5)
---------------------------  ---- ---------  --------  ------------ --------------  ---------- ----------    ------------
John W. Woods(1)             1995 $750,000   $701,250    $ 75,679   $   78,056.25     47,925                   $110,583
 Chairman & Chief            1994 $665,000   $      0    $ 70,857   $  234,468.75     27,175      Not          $ 96,580
 Executive
 Officer of AmSouth &        1993 $595,000   $327,250         N/A   $  203,190.63     18,000   Applicable(4)   $ 29,295
 AmSouth Bank of
 Alabama
C. Dowd Ritter(1)            1995 $460,000   $400,000    $ 58,574   $1,102,062.50     27,325                   $ 18,128
 President & Chief           1994 $360,000   $      0    $133,710   $  620,493.75     15,450                   $ 11,420
 Operating
 Officer of AmSouth &        1993 $266,667   $133,333         N/A   $  117,012.50      4,500                   $ 13,566
 AmSouth Bank of
 Alabama
Kristen M. Hudak             1995 $218,750   $200,000    $ 12,002   $  313,750.00     20,000                   $125,876
 Senior Executive Vice       1994 $       *  $       *   $       *  $            *          *                  $       *
 President
 & Chief Financial           1993 $       *  $       *   $       *  $            *          *                  $       *
 Officer of AmSouth &
 AmSouth Bank of
 Alabama
E.W. Stephenson, Jr.         1995 $250,000   $150,000    $ 60,696   $  109,882.50     10,600                   $ 42,099
 Senior Executive Vice       1994 $225,000   $      0    $ 83,648   $   93,787.50      7,325                   $ 55,744
 President,
 AmSouth & Chairman &        1993 $177,833   $ 71,133         N/A   $   52,971.88      3,400                   $  9,256
 Chief Executive
 Officer, AmSouth Bank
 of Florida
Sloan D. Gibson, IV          1995 $225,000   $124,650    $ 19,558   $   17,250.00     10,600                   $  5,157
 Senior Executive Vice       1994 $180,000   $ 54,000    $  9,732   $   78,412.50      5,475                   $  2,676
 President
 & Commercial Banking        1993 $121,250   $ 41,225         N/A   $   44,625.00      3,000                   $      0
 Group Head of AmSouth
 & AmSouth Bank of
 Alabama

-------
*Ms. Hudak was not with AmSouth during these years.
-------------------------------------------------------------------------------

(1) Titles shown are as of December 31, 1995. Effective January 1, 1996, Mr. Ritter became Chief Executive Officer of AmSouth and AmSouth Bank of Alabama. Mr. Woods remains Chairman of AmSouth and AmSouth Bank of Alabama.
(2) These amounts include tax gross-ups and perquisites such as club dues, auto allowances, and financial planning assistance. In the case of Mr. Stephenson, amount includes one-time club initiation fees of $12,613.
(3) Amount is based on market value on date of grant. Dividends are paid on all restricted shares. The size of the grants was determined by comparison of AmSouth's Return on Average Assets, Return on Average Equity and Total Shareholder Return to that of a group of peer banks during 1992, 1993 and 1994. AmSouth's performance was at the 38.73rd percentile of the peer banks, generating an award at 25 percent of the targeted peer bank average.
The following table provides information about restricted shares unreleased as of December 31, 1995.

                           AGGREGATE # OF                       VALUE BASED ON YEAR END
  NAME                 RESTRICTED SHARES HELD                   STOCK PRICE OF $40.375
  ----                 ----------------------                   -----------------------
  Woods                        23,040                                $  930,240.00
  Ritter                       65,175                                $2,631,440.63
  Hudak                        10,000                                $  403,750.00
  Stephenson                   15,597                                $  629,728.88
  Gibson                        4,650                                $  187,743.75

None of the restricted awards listed in the Summary Compensation Table or in the Footnote Table above have a vesting schedule of less than three years.
Mr. Ritter's 1995 restricted stock award granted when he was named President has a vesting schedule of eight years, but if AmSouth's stock price reaches $60 a share for ten consecutive trading days during the restricted period, the shares will vest immediately, unless this occurs during the first three years after the grant date, in which case it will vest on the third anniversary date of the grant.
(4) No performance share or unit plan currently exists. See Footnote 3, however, for a discussion of the performance factors on which the 1995 grant of restricted stock was based.
(5) These amounts reflect Company Matching contributions to the AmSouth Thrift Plans and Prior Profit Sharing Plan payments as shown below.


                                                                                PRIOR PROFIT
  NAME                       COMPANY MATCH THRIFT                               SHARING PLAN
  ----                       --------------------                               ------------
  Woods                            $18,750                                        $23,400
  Ritter                           $10,458                                        $ 7,670
  Hudak                            $     0                                        $     0
  Stephenson                       $ 3,125                                        $ 4,810
  Gibson                           $ 5,157                                        $     0

In the case of Mr. Woods, the amount shown in the Summary Compensation Table also represents the company's share of the annual premium paid in the amount of $68,433 for the Corporate Universal Life Split Dollar policy under which he is covered.
In the case of Ms. Hudak, the amount shown in the Summary Compensation Table includes a moving bonus of $100,000 and relocation assistance of $25,876.
In the case of Mr. Stephenson, the amount shown in the Summary Compensation Table includes relocation assistance in the amount of $34,164.

STOCK OPTIONS
 The following table contains information regarding the grant of stock options during 1995 to the named executive officers under AmSouth's 1989 Long Term Incentive Compensation Plan.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR*

                                                                                                      POTENTIAL REALIZABLE
                                                                                                        VALUE AT ASSUMED
                                                                                                      ANNUAL RATES OF STOCK
                                                                                                     PRICE APPRECIATION FOR
                                         INDIVIDUAL GRANTS                                                 OPTION TERM
---------------------------------------------------------------------------------------------------- -----------------------
                            NUMBER OF         PERCENT OF TOTAL
                      SECURITIES UNDERLYING     OPTIONS/SARS
                          OPTIONS/SARS      GRANTED TO EMPLOYEES    EXERCISE OR
        NAME               GRANTED (#)         IN FISCAL YEAR    BASE PRICE ($/SH)  EXPIRATION DATE    5% ($)     10% ($)
--------------------  --------------------- -------------------- ----------------- ----------------- ---------- ------------
John W. Woods                47,925                 10.5%             $28.75       February 10, 2005 $  866,484 $  2,195,924
C. Dowd Ritter               27,325                  6.0%             $28.75       February 10, 2005 $  494,036 $  1,252,032
Kristen M. Hudak             20,000                  4.4%             $31.38       March 15, 2005    $  394,700 $  1,000,100
E.W. Stephenson, Jr.         10,600                  2.3%             $28.75       February 10, 2005 $  191,648 $    485,692
Sloan D. Gibson, IV          10,600                  2.3%             $28.75       February 10, 2005 $  191,648 $    485,692

 * The stock options became exercisable on February 10, 1996 (March 15, 1996 for Ms. Hudak), which in each case is one year after date of grant, although vesting is accelerated upon death, disability or a change in control of AmSouth. The exercise price is equal to the closing price of AmSouth common stock on the New York Stock Exchange on the date of grant.

OPTION EXERCISES AND HOLDINGS
 The following table provides information concerning the exercise of stock options during 1995 by the named executive officers and the unexercised stock options held by them at December 31, 1995.

                    AGGREGATED OPTION/SAR EXERCISES IN LAST
                   FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-THE-
                                                             OPTIONS/SARS AT                 MONEY
                                                               FY-END (#)          OPTIONS/SARS AT FY-END ($)
                                                        ------------------------- ----------------------------
                      SHARES ACQUIRED VALUE REALIZED(1)
        NAME          ON EXERCISE (#)        ($)        EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE(1)
--------------------  --------------- ----------------- ------------------------- ----------------------------
John W. Woods                  0         $      0.00             227,500                 $4,585,243.75
                                                                  47,925                 $  557,128.13
C. Dowd Ritter                 0         $      0.00              48,453                 $  802,391.89
                                                                  27,325                 $  317,653.13
Kristen M. Hudak               0         $      0.00                   0                 $        0.00
                                                                  20,000                 $  180,000.00
E.W. Stephenson, Jr.      11,550         $276,123.75              19,125                 $  272,940.63
                                                                  10,600                 $  123,225.00
Sloan D. Gibson, IV            0         $      0.00               8,475                 $   84,571.88
                                                                  10,600                 $  123,225.00

(1) Market value of underlying securities at exercise or year-end, as applicable, minus the exercise price.

RETIREMENT PLAN
 The following table shows the estimated annual benefits payable at normal retirement age (age 65) under AmSouth's qualified defined benefit Retirement Plan, as well as under a nonqualified Supplemental Retirement Plan. This supplemental plan provides benefits that would otherwise be denied participants because of Internal Revenue Code limitations on qualified plan benefits, as well as benefits that strengthen the competitiveness of AmSouth's overall executive compensation program.

                              PENSION PLAN TABLE

                                                    YEARS OF SERVICE
                                         ---------------------------------------
AVERAGE ANNUAL
COVERED COMPENSATION                       10      15      20      25      30
--------------------                     ------- ------- ------- ------- -------
$  200,000..............................  34,291  51,679  69,229  86,779 104,329
   300,000..............................  52,291  78,679 105,229 131,779 158,329
   400,000..............................  70,291 105,679 141,229 176,779 212,329
   500,000..............................  88,291 132,679 177,229 221,779 266,329
   600,000.............................. 106,291 159,679 213,229 266,779 320,329
   700,000.............................. 124,291 186,679 249,229 311,779 374,329
   800,000.............................. 142,291 213,679 285,229 356,779 428,329
   900,000.............................. 160,291 240,679 321,229 401,779 482,329
 1,000,000.............................. 178,291 267,679 357,229 446,779 536,329

 The benefits shown are not subject to any deduction for Social Security benefits or other offset amounts.

 The compensation covered by the combination of plans covering the named executive officers is the base salary plus bonus earned for the year by the executive. The amount of the retirement benefit is determined by the length of the retiree's credited service under the plans and the average annual covered compensation, which is determined by the base salary plus bonus earned of the retiree for the 60 consecutive highest compensated months out of the 120 months preceding retirement. The full years of credited service under the plans for the named executive officers are as follows: Mr. Woods: 25 years; Mr. Ritter: 23 years; Mr. Stephenson: 20 years; Ms. Hudak: one year; and Mr.
Gibson: three years. For purposes of calculating the benefit provided under the plans, credited service in excess of 30 years is disregarded. Benefits shown are computed as a straight life annuity beginning at age 65.

STOCK OWNERSHIP GUIDELINES FOR OFFICERS
 AmSouth has adopted common stock ownership guidelines for officers of AmSouth and its subsidiaries who are at the level of executive vice president or above. Ownership targets are expressed as a multiple of salary and are as follows: (i) executive vice presidents: one times salary; (ii) senior executive vice presidents and above who are not directors: three times salary; and (iii) officers who are directors: five times salary. Executives are requested to reach the target amounts within three to five years. Shares considered owned include individually owned shares, restricted stock and benefit plan investments in AmSouth stock.

COMPENSATION OF DIRECTORS
 Non-employee directors of AmSouth are paid a fee of $4,000 per calendar quarter ($4,800 for Committee Chairmen) during which the director has served. In addition, each such director is paid a fee of $1,500 for each meeting of the Board and $800 for each committee meeting which the director attends. Individual directors may, at their option, elect to defer the receipt of directors' fees and the deferred amounts earn interest at market rates until paid. Spencer H. Wright retired as a director of AmSouth in April 1995. Under the agreement made at the time First Chattanooga Financial Corporation was acquired, during 1995 Mr. Wright was paid (i) $80,667 for serving as Chairman of the Board of AmSouth Bank of Tennessee, and (ii) $626,436 upon retirement from AmSouth, which represents the remainder of his salary under his five-year agreement and a small supplemental retirement payment. Mr. Wright served as Chairman of the Board, President and Chief Executive Officer of First Chattanooga Financial Corporation from 1987 through January 1993 and served as Chairman of the Board of AmSouth Bank of Tennessee from February 1993 to April 1995. He was also instrumental in structuring and implementing the successful merger of First Chattanooga Financial Corporation and AmSouth.

 DIRECTOR STOCK PURCHASE PROGRAM
 Under AmSouth's Director Stock Purchase Program, directors who own less than 5,000 shares of AmSouth stock and are not within three years of retirement from the Board are required to use at least one quarterly retainer each 15 months to purchase AmSouth stock.

 DIRECTOR RESTRICTED STOCK PLAN
 Each non-employee director of AmSouth is a participant in the Director Restricted Stock Plan. Each such director who was a member of the Board of Directors on April 20, 1995

(the effective date of the Plan) was granted 1,000 shares of restricted stock on such date, except that each director who is scheduled to retire from the Board under the Board's retirement policy prior to April 1, 2000 (the Plan's termination date) was granted 200 shares of restricted stock for each remaining year of service as a director. The Plan provides that 200 shares granted to each director will vest on April 1 of each of the years 1996 through 2000.
 Each person who first becomes a non-employee director after April 20, 1995 will be granted 16.67 shares of restricted stock for each calendar month or fraction thereof from the director's election to the following March 31 (rounded to the nearest whole share), plus 200 shares for each subsequent Plan Year (April 1-March 31) until the earlier of April 1, 2000 or the director's scheduled retirement date. The product of 16.67 shares times the number of full and partial calendar months from the director's election to the following March 31 (rounded to the nearest whole share) will vest on the April 1 following such election, and 200 shares will vest on each April 1 thereafter through the earlier of April 1, 2000 or the date on which all shares have vested.
 All shares of restricted stock will vest immediately upon the director's death or disability. At the time the restricted stock vests, the director is entitled to receive a cash tax-offset "supplemental payment" in an amount equal to the amount necessary to pay the federal, state and local income tax payable with respect to both the vesting of the restricted stock and receipt of the supplemental payment, assuming the director is taxed at the maximum effective tax rate. If a director leaves the Board of Directors before all of the director's shares of restricted stock have vested, the unvested shares will be forfeited, except for those shares that were scheduled to vest on the next April 1, which will vest upon the director leaving the Board.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS
 EMPLOYMENT AGREEMENT
 AmSouth has entered into an Employment Agreement (the "Agreement") with Mr. Ritter. The Agreement has an initial term of three years, but contains automatic renewal provisions, such that the remaining term of the Agreement at any given time will be three years. The Agreement provides that Mr. Ritter will be paid the following compensation: a base salary not less than his current base salary, and as it may be increased from time to time; the opportunity to earn a bonus under AmSouth's Executive Incentive Plan (the "EIP") and to participate in AmSouth's long term incentive compensation programs at a level commensurate with his position; retirement benefits not less than those provided under AmSouth's Supplemental Retirement and Supplemental Thrift Plans; AmSouth's normal employee benefits, commensurate with his position; perquisites suitable to his position with AmSouth; and reimbursement of certain expenses incurred in performing his duties.
 If Mr. Ritter's employment is terminated by AmSouth for reasons other than death, disability, retirement or "Cause" (as defined) or if he terminates his employment for "Good Reason" (as defined), he is entitled to be paid a lump sum cash payment equal to the present value of the sum of the following: (i) base salary for the remaining term of the Agreement; and (ii) annual bonus amount, annualized long-term incentive award and annual club dues bonus for the year of termination, each ((i) and (ii)) multiplied by the number of years remaining in the Agreement. In addition, AmSouth will make a prorated payment of the base bonus amount under the EIP for the termination year, and all unvested stock awards will vest on the termination date. AmSouth will also continue health and welfare benefit coverage for three years after termination at the same cost and terms as prior to termination. As a condition to receiving these benefits, Mr. Ritter must actively seek employment, and if he finds "Comparable Employment" (as defined) prior to the end of the third year following termination, he must return a pro rata portion of the severance benefits paid to him. AmSouth will also reimburse Mr. Ritter for certain excise taxes that he may be obligated to pay as a result of receiving payments under the Agreement.

 EXECUTIVE SEVERANCE AGREEMENTS
 AmSouth has also entered into an Executive Severance Agreement (the "ESAs") with each of the named executive officers, other than Mr. Ritter, whose employment agreement is described above, and Mr. Woods, who is a party to a prior "Change in Control Compensation Agreement," described below. The ESAs have terms of three years, but are automatically extended for one additional year at the end of the initial term and each subsequent year unless, within 12 months prior to the end of the term, AmSouth gives notice to the executive that the term of the ESA will not be extended. However, if a "Change in Control" (as defined) occurs while the ESA is in effect, the ESA will remain in effect for the longer of (i) 24 months beyond the month in which the Change in Control occurred or (ii) until all obligations of AmSouth are fulfilled and all benefits paid to the executive. The ESAs provide that the executive will be paid certain severance benefits if a Change in Control occurs and within 24 months thereafter the executive's employment is terminated under circumstances described in the ESAs. The ESAs also provide that if an employment termination arises in connection with or in anticipation of a Change in Control, the executive's rights will be the same as if the termination had occurred within two years following a Change in Control.
 The severance benefits payable under the ESAs are as follows: (i) an amount equal to the "Severance Multiplier," multiplied by base salary, bonus and certain other compensation, all based on compensation amounts paid in prior periods; (ii) certain compensation otherwise payable for the year in which the termination occurs; (iii) continuation of benefits pursuant to welfare benefit plans under certain conditions; and (iv) lump sum cash payments of certain other benefits accrued by the executive under AmSouth's Supplemental Retirement Plan, Supplemental Thrift Plan and relocation policy. The "Severance Multipliers" are 2.5, or, if less, the number of years (including any fraction of a year) between the executive's termination date and 65th birthday. After age 65, the "Severance Multiplier" is zero. In certain circumstances, the executive may be compensated for excise taxes that will be due as a result of the payment of benefits.

 CHANGE IN CONTROL COMPENSATION AGREEMENT
 AmSouth had previously entered into a "Change in Control Compensation Agreement" (the "CIC Agreement") with Mr. Woods. The CIC Agreement provides that if employment is terminated within three years following a "Change in Control" (as defined) for reasons other than for "cause" (as defined), Mr. Woods is entitled to receive a cash payment in an amount equal to three times the sum of his base salary plus one-half of his maximum bonus under the EIP, as in effect at the time of the Change in Control. In addition, the CIC Agreement accelerates benefits receivable under the AmSouth long term incentive plans and provides for insurance coverage for Mr. Woods and other benefits. Mr. Woods is also entitled to such payments and benefits if he terminates his employment within three years after a Change in Control due to a reduction in salary or responsibilities, assignment of duties inconsistent with his position, a transfer or increase in travel requirements, or a good faith determination by him that effective discharge of his responsibilities is no longer possible due to a Change in Control.
 Grants made under AmSouth's long term incentive plans also generally provide for acceleration of vesting of stock options and restricted stock upon the occurrence of a change in control (as defined).

 ADDITIONAL COMPENSATION AGREEMENT
 Ms. Hudak also has an agreement with AmSouth that provides if she is terminated without "Cause" (as defined) within two years of her beginning employment with AmSouth, she will be paid a lump sum payment equal to two times her base salary and base bonus opportunity under the EIP.

INFORMATION WITH RESPECT TO EXECUTIVE COMPENSATION AND BENEFITS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS
 The following directors currently serve as members of the Executive Compensation and Benefits Committee of AmSouth's Board of Directors and also served on the committee during 1995:*

  J. Harold Chandler
  Joseph M. Farley
  Elmer B. Harris
  Ronald L. Kuehn, Jr.
  James R. Malone
  Herbert A. Sklenar
-------
*Former directors Biggs, Cabaniss and Jacks also served on the committee during part of 1995.

 The following information concerns a director who was a member of the Executive Compensation and Benefits Committee during 1995: Mr. Ronald L. Kuehn, Jr. is Chairman of the Board, President and Chief Executive Officer of Sonat Inc. ("Sonat"). The main office of AmSouth and AmSouth Bank of Alabama is owned by a joint venture between AmSouth Bank of Alabama and Sonat, both of which are tenants in the building and made annual rental payments in 1995 of $3,365,161 and $3,468,242, respectively. The lease expires at the end of 1996 but there are options to renew at rates to be agreed upon by the parties.
 During 1995, John W. Woods, Chairman of the Board (and at that time Chief Executive Officer) of AmSouth served as a member of the Board of Directors of Alabama Power Company, and Elmer B. Harris, President and Chief Executive Officer of Alabama Power Company, served as a member of the Executive Compensation and Benefits Committee.

EXECUTIVE COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION
 INTRODUCTION AND OVERALL PHILOSOPHY
 The Executive Compensation and Benefits Committee (the "Committee") of AmSouth Bancorporation's Board of Directors is composed of six non-officer directors. The Committee oversees all of AmSouth's compensation and benefits plans, and is specifically responsible for evaluating and approving compensation plans, and payments and awards under those plans, for AmSouth's most senior executives, including the named executive officers. During 1995, the Committee held six meetings.
 In discharging this responsibility, the Committee has, for a number of years, used the services of compensation consultants as a resource. Compensation consultants have also been utilized in the process of developing the current AmSouth incentive and benefit plans.
 The following comments are applicable to executive officers of AmSouth, including the Chief Executive Officer and the named executive officers.

 EXECUTIVE COMPENSATION POLICIES
 AmSouth's executive compensation programs have as their stated purpose to attract, reward, retain and motivate the strong leadership necessary to achieve, over time, a superior financial performance. There are three components to the program: base salary, short term incentives and long term incentives.
 Base salary provides the foundation for executive pay; its purpose is to compensate the executive for performing his or her basic duties. The short term incentive plan is intended to provide rewards for favorable short term performance. The purpose of the long term incentive program is to provide incentives and rewards for longer term performance and to motivate long term thinking.
 AmSouth provides total compensation opportunities based on a comparison with the practices of a group of Peer Banks. Opportunities are designed such that AmSouth performance that is higher or lower than the Peer Banks generates compensation higher or lower than the Peer Banks. AmSouth considers the entire pay package when setting each portion of pay.
 The Peer Bank group includes most U.S. commercial banks with total assets ranging from one-half to twice AmSouth's asset size. The Committee has concluded that this is the best comparison group for AmSouth, both for purposes of establishing competitive levels of compensation and to compare relative performance. It reflects the banking industry, at an appropriate size relative to AmSouth, including most companies within the parameters stated and is large enough to provide a valid comparison both for compensation and for performance. For purposes of the stock performance graph comparison contained in this Proxy Statement, AmSouth has compared itself to the performance of the S & P Regional Bank Index because it is a conveniently referenced, published index. However, AmSouth believes that a more select peer group is appropriate for purposes of establishing executive compensation.

 BASE SALARY
 AmSouth's salary ranges are set so that their midpoints are at the average of the Peer Banks, as those banks are represented in various salary surveys to which AmSouth has access. The Committee believes this strikes an appropriate balance between managing AmSouth's fixed costs and retaining a competent, cohesive and effective management team.
 Progress within a particular executive's salary range, and thus annual base salary increases, are determined based on (a) projected base salary increases in the banking industry in general, and (b) the individual's experience, tenure and individual performance each year. This determination has both objective and subjective elements, but does not lend itself to formulas or weightings. Individual executive base salaries may be above or below the average of the Peer Banks based on these factors.
 Base salary adjustments for all executive officers are approved by the Committee and, with respect to the named executive officers, are reflected in the Summary Compensation Table for 1995. On average, base salaries for executive officers are essentially at the average of the Peer Banks.

 SHORT TERM INCENTIVE PLAN
 AmSouth's short term incentive plan, the Executive Incentive Plan, calls for the establishment of annual goals for the overall corporation and each business unit. Corporate performance is determined by the Committee's evaluation of the year's results against the annual goals approved by the Committee. Primary emphasis is placed on an "Earnings Per Share" goal. Emphasis is also placed on other objective performance measures compared to goals. These include, but are not limited to, Return on Average Assets, Return on Average Equity, Credit Quality Measures, Efficiency Ratio, Loan Growth, Deposit Growth and Non-Interest Revenue Growth. Finally, some emphasis also is placed on subjective factors affecting the year's performance.
  The organizational focus and weighting for the purpose of goal setting and evaluation varies depending on the Executive Incentive Plan participant category. Payments for the most senior officers (officers who are also directors) are totally based on the corporation's performance against goals. Line Executives' payments are based primarily on their business unit's performance against goals, and, secondarily, on the corporation's performance against goals. Staff Executives' payments are based primarily on the corporation's performance and secondarily on their staff support unit's performance against goals.
 Each participant has a "base bonus opportunity," expressed as a percentage of base pay, associated with the achievement of goals. The base bonus opportunities are established by studying the average practices of the previously referenced Peer Banks as represented in available surveys. Under the Executive Incentive Plan, these targeted payment percentages differ depending on various participant levels and positions held, and for 1995 ranged from 30 percent, up to 55 percent.
 The possible payout percentage can range from 0 percent to 200 percent of the base bonus opportunity based on a rating from 0.0 to 2.0 as determined by an evaluation of performance results against goals, as previously described. There is also the opportunity for a participant to have a special adjustment factor added or deducted from his or her incentive award in the case of extraordinary circumstances. This adjustment allows the payout percentage to be increased or decreased by as much as 33 percent of the base bonus opportunity. The resulting payout can be zero, but cannot exceed 200 percent of the base bonus opportunity. Payouts under the Executive Incentive Plan will be made in cash, and a participant can defer his or her payout by making a written election to do so prior to the plan year.
 The Committee believes that the Executive Incentive Plan focuses AmSouth executives on their assigned responsibilities while still promoting teamwork among the corporation's management team. Therefore, the Plan motivates executives to perform in a superior manner and rewards them appropriately for the level of success achieved by both them and the corporation.

 LONG TERM INCENTIVE COMPENSATION PLAN
 The overall purpose of AmSouth's 1989 Long Term Incentive Compensation Plan (the "1989 LTIP") is to promote the long term success of AmSouth and its subsidiaries. The 1989 LTIP accomplishes this by providing financial incentives to key employees who are in positions to make significant contributions toward such success. The 1989 LTIP is a key component of executive compensation, and two types of long term incentives were utilized under it in 1995: stock options and restricted stock grants.
 The 1989 LTIP is designed to attract individuals of outstanding ability and to encourage key employees to acquire a proprietary interest in AmSouth, to continue employment with AmSouth and to render superior performance during such employment. The Committee believes the program meets those objectives.
 As noted below, the 1989 LTIP links executives' interests directly to the interests of shareholders in two ways: (a) the greater the increase in stock value, the greater the reward to the executive under both types of incentives, and (b) the number of shares of restricted stock granted increases as AmSouth's long term performance against the Peer Banks improves.
  AmSouth develops its grant sizes for stock options and restricted stock first by determining the average of the long term incentive opportunities provided to executives in similar positions at the Peer Banks. This calculation is made with the help of an outside consultant. Market data on the Peer Banks is limited to that available in surveys to which AmSouth has access.
 Then, the Committee delivers one-half of that value in the form of stock options and one-half in the form of a target restricted stock opportunity that is based on AmSouth's performance against the Peer Banks. (The actual restricted stock award may differ from the target opportunity, depending on performance, as discussed below.) The Committee believes this strikes an appropriate balance between incentives for future performance and rewards for past performance. The Committee does not consider prior option or restricted stock grants in making new grants.

 STOCK OPTIONS
 -------------
 Stock options are granted for two primary reasons. First, the Committee believes that they align executive pay with shareholders' interests, since no rewards are realized unless the stock value increases. Second, they are the most prevalent type of long term incentive at the Peer Banks and the issuance of options enables AmSouth to be competitive in that respect.
  The options to purchase AmSouth stock that were granted in 1995 were issued at 100 percent of the fair market value of AmSouth common stock on the date of the grant, are exercisable one year after date of grant and expire 10 years after the date of grant. To the extent possible under the Internal Revenue Code (the "Code"), such options qualify as "incentive stock options" under
Section 422 (a) of the Code.

 RESTRICTED STOCK
 ----------------
 The majority of restricted stock grants made in 1995 were dependent on the average percentile ranking of AmSouth's prior three-year Return on Average Assets (ROAA) and Total Shareholder Return (TSR) (weighted equally) against the Peer Banks. A formula was developed that provides a particular grant based on the percentile level of performance. The better the performance, the larger the grant size. Grant sizes can range from zero to 200 percent of an average market grant. One hundred percent of an average market grant would result if AmSouth's performance is at the 50th percentile.
 For the three years ending with 1994, AmSouth's combined ROAA and TSR performance was at the 38.73rd percentile of the Peer Banks. This resulted in a restricted stock grant at 25 percent of the targeted Peer Bank average. In addition, a limited number of special restricted stock grants were made in 1995 primarily to attract new executives to AmSouth.
 For the large majority of the restricted stock grants made in 1995, the stock will be held by the corporation for three years before it is released to the executive. Executives receive dividends on their shares, and experience the impact of stock price decreases and the rewards of stock price increases, throughout the restriction period. Thus, executives are encouraged to think in ways that promote corporate performance and benefit shareholders. These shares also serve as a positive incentive to encourage key officers to remain with the corporation, since the stock is forfeited if the executive leaves prior to the end of the restriction period.

 POLICY REGARDING $1 MILLION DEDUCTION LIMIT
 With respect to the $1 million deduction limit on executive pay under Section 162(m) of the Code, the Committee will continue to consider it with care, and review all situations where the corporation might lose deductions. Shareholder approval of the 1996 Long Term Incentive Compensation Plan will preserve the corporation's tax deduction related to stock options, as well as enable restricted shares to be used to pay amounts earned under the short term incentive plan. The Committee believes that given the qualification of stock options under Section 162(m) of the Code, any lost deductions will be immaterial to the financial condition and performance of the corporation.

 CHIEF EXECUTIVE OFFICER COMPENSATION
 The Committee gave special attention to determining appropriate pay during 1995 for the Chief Executive Officer, Mr. John W. Woods, and works closely with an outside compensation consultant in this regard. Following are comments on Mr. Woods' 1995 compensation:

 BASE SALARY
 -----------
 Mr. Woods' base salary of $750,000 in 1995 was above midpoint, but below the maximum of the salary range. This is due to Mr. Woods' long tenure as CEO of AmSouth (over 23 years) and the Committee's and Board's assessment of Mr. Woods' and AmSouth's performance during that time.

 EXECUTIVE INCENTIVE PLAN
 ------------------------
 An Executive Incentive Award of $701,250 was made for 1995. This was determined under the terms of the Executive Incentive Plan as previously described.

 LTIP
 ----
 Stock options for 47,925 shares and 2,715 shares of restricted stock were granted to Mr. Woods by the Committee in 1995 based on the procedures previously detailed for all executive officers.

 CONCLUSION
 The Committee believes that under the AmSouth compensation package, executive officers' compensation generally has been commensurate with AmSouth's financial performance and total value received by its shareholders. The Committee reviews the programs on an ongoing basis and will modify them as needed to continue to meet AmSouth's business and compensation objectives with the ultimate goal of maximizing long term shareholder value.
 Submitted by the Executive Compensation and Benefits Committee of the AmSouth Bancorporation Board of Directors:

  Ronald L. Kuehn, Jr. (Chairman)
  J. Harold Chandler
  Joseph M. Farley
  Elmer B. Harris
  James R. Malone
  Herbert A. Sklenar

PERFORMANCE GRAPH
 Set forth below is a graph comparing the yearly percentage change in the cumulative total return of AmSouth's common stock against the cumulative total return of the S&P 500 Index and the S&P Regional Bank Index for the last five years. It assumes that the value of the investment in AmSouth common stock and in each index was $100.00 and that all dividends were reinvested.

                       [PERFORMANCE GRAPH APPEARS HERE]

                           AMSOUTH STOCK PERFORMANCE
                 5 YR CUMULATIVE TOTAL RETURN COMPARISON
              AMSOUTH, S&P 500 INDEX AND S&P REGIONAL BANK INDEX

                                                S&P                   S&P
Measurement period                              500              Regional Bank
(Fiscal year Covered)           AmSouth        Index                 Index
---------------------           -------        -----             -------------
12/31/90                        $100           $100                  $100

FYE 12/31/91                    $174           $130                  $179
FYE 12/31/92                    $274           $140                  $228
FYE 12/31/93                    $272           $154                  $241
FYE 12/31/94                    $236           $156                  $228
FYE 12/31/95                    $386           $215                  $359


 The information provided under the headings "Executive Compensation and Benefits Committee Report on Executive Compensation" and "Performance Graph" above shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, or subject to Regulation 14A or 14C, other than as provided in Item 402 of Regulation S-K, or to liabilities of
Section 18 of the Securities Exchange Act of 1934 and, unless specific reference is made therein to such headings, shall not be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

1996 LONG TERM INCENTIVE COMPENSATION PLAN

APPROVAL OF AMSOUTH BANCORPORATION 1996 LONG TERM INCENTIVE COMPENSATION PLAN
 The success of AmSouth depends, in large measure, on its ability to recruit and retain employees with outstanding ability and experience. The Board of Directors also believes there is a need to align shareholder and employee interests by encouraging employee stock ownership and to motivate employees with compensation conditioned upon achievement of AmSouth's financial goals.
 In order to accomplish these objectives the Board of Directors has adopted, subject to approval by the shareholders, the AmSouth Bancorporation 1996 Long Term Incentive Compensation Plan (the "LTIP").
 The LTIP is intended to supplement and eventually replace the 1989 AmSouth Bancorporation Long Term Incentive Compensation Plan (the "1989 LTIP"), as shares of common stock available for issuance under the 1989 LTIP are largely exhausted.

SUMMARY DESCRIPTION OF THE LTIP
 The following summary of the terms of the LTIP is qualified in its entirety by reference to the text of the plan, which is attached as Appendix A to this Proxy Statement. If adopted by the shareholders, the LTIP will be effective as of April 18, 1996.

 ADMINISTRATION
 The LTIP will be administered by the Executive Compensation and Benefits Committee of the Board of Directors (the "Committee").

 ELIGIBILITY
 Key employees of AmSouth and its subsidiaries are eligible to participate in the LTIP. Non-employee Directors of AmSouth are not eligible.
 No more than 10 percent of the employees of AmSouth and its subsidiaries are expected to be selected to participate; however, because the LTIP provides for broad discretion in selecting participants and in making awards, the total number of persons who will participate and the respective benefits to be accorded to them cannot be determined at this time.
 STOCK AVAILABLE FOR ISSUANCE THROUGH THE LTIP
 The LTIP provides for a number of forms of stock-based compensation, as further described below. Up to 2,750,000 shares of AmSouth's common stock, par value $1.00 per share, are authorized for issuance through the LTIP.
 On March 8, 1996, the closing price for a share of AmSouth's common stock, as reported on the New York Stock Exchange composite tape, was $38.625. Provisions in the LTIP permit the reuse or reissuance by the plan of shares of common stock underlying canceled, expired, or forfeited awards of stock-based compensation.
 Stock-based compensation will typically be issued in consideration for the performance of services to AmSouth, and no additional payment need be made at the time of grant. At the time of exercise, the full exercise price for a stock option must be paid in cash or, if the Committee so provides, in shares of common stock.

 DESCRIPTION OF AWARDS UNDER THE PLAN
 The Committee may award to eligible employees incentive and nonqualified stock options, stock appreciation rights, and restricted stock, which restricted stock may also be granted in lieu of cash awards due under certain other AmSouth plans. As separately described under "Performance Measures", the Committee may also grant awards with a value tied to specific performance goals and, after a specified period, pay the value of those awards with common stock, cash, stock options, or a combination of the three.
 The LTIP also provides that, subject to certain limitations, the Chief Executive Officer of AmSouth (the "CEO") may also make awards to eligible employees. The CEO may only make awards to non-Insiders (employees who are neither officers (as defined under Section 16(a) of the Securities Exchange Act of 1934), directors nor ten percent (10%) beneficial owners of any class of AmSouth's equity securities) and the total number of awards granted by the CEO each year shall be subject to approval by the Committee.
 The forms of awards are described in greater detail below. The CEO will have substantially the same authority to grant awards as the Committee, subject to the limitations described above.

 STOCK OPTIONS
 The Committee will have discretion to award incentive stock options ("ISOs"), which are intended to comply with Section 422 of the Internal Revenue Code, or nonqualified stock options ("NQSOs"), which are not intended to comply with
Section 422 of the Internal Revenue Code. Each option issued under the LTIP must be exercised within a period of ten years from the date of grant, and the exercise price of an option may not be less than the fair market value of the underlying shares of common stock on the date of grant. Subject to the specific terms of the plan, the Committee will have discretion to set such additional limitations on option grants as it deems appropriate.

 Options granted to employees under the LTIP will expire at such times as the Committee determines at the time of the grant; provided, however, that no option will be exercisable later than ten years from the date of grant. Each option will terminate upon the earliest to occur of: (i) the expiration of the option period in the award agreement; (ii) the expiration of three (3) months following retirement for ISOs (after retirement, NQSOs terminate upon expiration of the option period); (iii) the expiration of twelve (12) months following death or disability; (iv) immediately upon termination for cause; or
(v) the expiration of thirty (30) days following termination for any reason other than death, disability, retirement, cause or change in control. Upon a change in control, all options will immediately vest 100 percent and remain exercisable throughout their entire term.
 Upon the exercise of an option granted under the LTIP, the option price is payable in full to AmSouth, either: (a) in cash or its equivalent, or (b) if permitted in the award agreement, by tendering shares having a fair market value at the time of exercise equal to the total option price (provided such shares have been held for at least six months prior to their tender), or (c) if permitted in the award agreements, a combination of (a) and (b).

 STOCK APPRECIATION RIGHTS
 The Committee may grant stock appreciation rights ("SARs") either alone (a "Freestanding SAR"), or in connection with the issuance of stock options (a "Tandem SAR"). Upon the exercise of an SAR, the participant will receive payment from AmSouth in an amount equal to the difference between the fair market value of a share of common stock on the date of exercise and the grant price of the SAR. The grant price of a Freestanding SAR will equal the fair market value of a share of common stock on the date of grant of the SAR. The grant price of a Tandem SAR will equal the option price on the related option. The Committee has the right to pay the value of an SAR in cash, shares of common stock, or partly in cash and partly in shares of common stock.
 The Committee will have complete discretion in determining the number of SARs granted and in determining the conditions pertaining to such SARs. The term of an SAR will be determined by the Committee, in its sole discretion; provided, however, such term shall not exceed ten (10) years.
 A Freestanding SAR may be exercised upon whatever terms and conditions the Committee, in its sole discretion, specifies. A Tandem SAR may be exercised only during the period in which the related option may be exercised. The exercise of a Tandem SAR will result in cancellation of the related option.

 RESTRICTED STOCK
 The Committee will also be authorized to award shares of restricted common stock under the LTIP upon such terms and conditions as it shall establish; provided, however, that no more than thirty percent (30%) of the total number of shares reserved for issuance under the plan may be granted as restricted stock. The award agreement will specify the period(s) of restriction, the number of shares of restricted common stock granted, the payment of a stipulated purchase price per share, if any, restrictions based upon achievement of specific performance objectives and/or restrictions under applicable federal or state securities laws. Although recipients will have the right to vote these shares from the date of grant, they will not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until earlier satisfaction of other conditions imposed by the Committee in its sole discretion. The Committee, in its discretion, will determine how dividends on restricted shares are to be paid.
 Each award agreement for restricted stock will set forth the extent to which the participant will have the right to retain unvested restricted stock following termination of the participant's employment with AmSouth. These provisions will be determined in the sole discretion of the Committee, need not be uniform among all shares of restricted stock issued pursuant to the LTIP and may reflect distinctions based on reasons for termination of employment; provided however, that all restricted stock will vest immediately upon death, disability or retirement, subject to any limitations under Section 162(m). Except in the case of terminations connected with a change in control and terminations by reason of death or disability, the vesting of restricted stock which qualifies as performance-based compensation under Section 162(m) and which is held by "covered employees" under Section 162(m) shall occur at the time it otherwise would have, but for the employment termination.

 PERFORMANCE MEASURES
 The Committee may grant awards under the LTIP to eligible employees the value of which are based upon the attainment of certain specified performance measures. The number of performance-based awards granted to an employee in any year will be determined by the Committee in its sole discretion.
 The value of each performance-based award will be determined solely upon the achievement of certain preestablished objective performance goals during each performance period (the "Performance Period"). The duration of a Performance Period will be set by the Committee. A new Performance Period may begin every year, or at more frequent or less frequent intervals, as determined by the Committee.
 The Committee will establish, in writing, the objective performance goals applicable to the valuation of performance-based awards granted in each Performance Period, the performance measures which will be used to determine the achievement of those performance goals, and any formulas or methods to be used to determine the value of the performance-based awards.

 The value of performance-based awards may be based on absolute measures or on a comparison of AmSouth's financial measures during a Performance Period to the financial measures of a group of competitors. Financial measures selected by the Committee shall be one or more of the following: net income; return on equity; earnings per share; return on assets; total shareholder return; and return on investment.
 Following the end of a Performance Period, the Committee will determine the value of the performance-based awards granted for the period based on the attainment of the preestablished objective performance goals. The Committee will also have discretion to reduce (but not to increase) the value of a performance-based award.
 The Committee will certify, in writing, that the award is based on the degree of attainment of the preestablished objective performance goals. As soon as practicable thereafter, payment of the awards to employees, if any, will be made in the form of cash, shares of common stock (including restricted shares), options or any combination of the three.

 ADJUSTMENTS AND AMENDMENTS
 The LTIP provides for appropriate adjustments in the number of shares of common stock subject to awards and available for future awards in the event of changes in outstanding common stock by reason of a merger, stock split or certain other events. In case of a pending change of control of AmSouth, outstanding options and stock appreciation rights granted under the LTIP will become immediately exercisable and will remain exercisable throughout their entire term, and restriction periods and restrictions imposed on shares of restricted stock shall immediately lapse.
 The LTIP may be modified or amended by the Board of Directors at any time and for any purpose which the Board of Directors deems appropriate. However, no such amendment shall adversely affect any outstanding awards without the affected holder's consent. Shareholder approval of an amendment will be sought if necessary under Internal Revenue Service or Securities and Exchange Commission ("SEC") regulations, the rules of the New York Stock Exchange or any applicable law.

 NONTRANSFERABILITY
 No derivative security (including, without limitation, options and stock appreciation rights) granted pursuant to, and no right to payment under, the LTIP will be assignable or transferable by a plan participant except by will or by the laws of descent and distribution, and any option or similar right will be exercisable during a participant's lifetime only by the participant or by the participant's guardian or legal representative. These limitations may be waived by the Committee, subject to restrictions imposed under the SEC's short-swing trading rules and federal tax requirements relating to incentive stock options.

 DURATION OF THE PLAN
 The LTIP will remain in effect until all options and rights granted thereunder have been satisfied or terminated pursuant to the terms of the plan, and all Performance Periods for performance-based awards granted thereunder have been completed. However, in no event will an award be granted under the LTIP on or after April 18, 2006.

FEDERAL INCOME TAX CONSEQUENCES

 OPTIONS
 With respect to options which qualify as ISOs, an LTIP participant will not recognize income for federal income tax purposes at the time options are granted or exercised. If the participant disposes of shares acquired by exercise of an ISO either before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the ISO (the "holding periods"), the participant will recognize in the year of disposition:
(a) ordinary income, to the extent that the lesser of either (1) the fair market value of the shares on the date of option exercise or (2) the amount realized on disposition, exceeds the option price; and (b) capital gain, to the extent the amount realized on disposition exceeds the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of the holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized on disposition and the option price.
 With respect to NQSOs, the participant will recognize no income upon grant of the option, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the participant for the shares. Upon a subsequent disposition of the shares received under the option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

 SARS.
 An SAR participant will not realize taxable income on the date of grant nor will AmSouth be entitled to a deduction at that time. A participant who exercises an SAR will recognize ordinary income equal to the fair market value of the shares and any cash received, and AmSouth will be entitled to a corresponding deduction for federal income tax purposes.

 RESTRICTED STOCK
 A participant holding restricted stock will, at the time the shares vest, realize ordinary income in an amount equal to the fair market value of the shares and any cash received at the time of vesting, and AmSouth will be entitled to a corresponding deduction for federal income tax purposes. Dividends paid to the participant on the restricted stock during the restriction period will generally be ordinary income to the participant and deductible as such by AmSouth.
 In general, AmSouth will receive an income tax deduction at the same time and in the same amount which is taxable to the employee as compensation, except as provided below under "Section 162(m)." To the extent a participant realizes capital gains, as described above, AmSouth will not be entitled to any deduction for federal income tax purposes.

 SECTION 162(M).
 Under Section 162(m) of the Internal Revenue Code, compensation paid by AmSouth in excess of $1 million for any taxable year to "covered employees" generally is deductible by AmSouth or its affiliates for federal income tax purposes if it is based on the performance of AmSouth, is paid pursuant to a plan approved by shareholders of AmSouth and meets certain other requirements. Generally,
"covered employee" under Section 162(m) means the chief executive officer and the four other highest paid executive officers of AmSouth as of the last day of the taxable year.
 It is presently anticipated that the Committee will at all times consist of "outside directors" as required for purposes of Section 162(m), and that the Committee will take the effect of Section 162(m) into consideration in structuring LTIP awards.

NEW PLAN BENEFITS
 The benefits that will be received under the LTIP by particular individuals or groups are not determinable at this time. The benefits that were received for the 1995 fiscal year by the named executive officers pursuant to the 1989 LTIP (which the LTIP is intended to replace) are summarized in tables on pages 14 and 15.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE 1996 LONG TERM INCENTIVE COMPENSATION PLAN.

VOTING PROCEDURES
 Under the Delaware General Corporation Law (the "DGCL") and AmSouth's Bylaws, the presence, in person or by proxy, of a majority of the outstanding shares of common stock is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting. For these purposes, shares which are present, or represented by a proxy, at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or the proxy abtains from voting on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter. Once a quorum of the shareholders is established, under the DGCL (i) the directors standing for election must be elected by a plurality of the shares of common stock present, in person or by proxy, at the Annual Meeting, and (ii) any other action to be taken, including approval of the 1996 Long Term Incentive Compensation Plan, must be approved by the vote of the holders of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting. Abstentions will in effect count as votes against approval of the 1996 Long Term Incentive Compensation Plan. Broker non-votes will not have an effect on the outcome of the election of directors or approval of the 1996 Long Term Incentive Compensation Plan.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
 The independent public accounting firm selected by the Board of Directors for the calendar year 1996 is Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

                                   APPENDIX A

                             AMSOUTH BANCORPORATION

                   1996 LONG TERM INCENTIVE COMPENSATION PLAN
                                    CONTENTS

                                                                            PAGE
Article 1.  Establishment, Objectives, and Duration........................ A-2
Article 2.  Definitions.................................................... A-2
Article 3.  Administration................................................. A-4
Article 4.  Shares Subject to the Plan and Maximum Awards.................. A-4
Article 5.  Eligibility and Participation.................................. A-5
Article 6.  Stock Options.................................................. A-5
Article 7.  Stock Appreciation Rights...................................... A-6
Article 8.  Restricted Stock............................................... A-6
Article 9.  Performance Measures........................................... A-7
Article 10. Beneficiary Designation........................................ A-8
Article 11. Deferrals...................................................... A-8
Article 12. Rights of Employees............................................ A-8
Article 13. Change in Control.............................................. A-8
Article 14. Amendment, Modification, and Termination....................... A-8
Article 15. Withholding.................................................... A-9
Article 16. Indemnification................................................ A-9
Article 17. Successors..................................................... A-9
Article 18. Legal Construction............................................. A-9

 ARTICLE 1. ESTABLISHMENT, OBJECTIVES, AND DURATION
 1.1. ESTABLISHMENT OF THE PLAN. AmSouth Bancorporation, a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "AmSouth Bancorporation 1996 Long Term Incentive Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, and Restricted Stock.
 Subject to approval by the Company's stockholders, the Plan shall become effective as of April 18, 1996 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.
 1.2. OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's objectives and which link the interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.
 The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.
 1.3. DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after April 18, 2006.

 ARTICLE 2. DEFINITIONS
 Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:
 2.1. "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, or Restricted Stock.
 2.2. "AWARD AGREEMENT" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.
 2.3. "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
 2.4. "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the
Company.
 2.5. "CAUSE" shall be determined by the Committee, in exercise of good faith and reasonable judgment, and shall mean the occurrence of any one or more of the following:
   (i) The willful and continued failure by the Participant to substantially perform his duties (other than any such failure resulting from the Participant's Disability), after a written demand for substantial performance is delivered by the Committee to the Participant that specifically identifies the manner in which the Committee believes that the Participant has not substantially performed his duties, and the Participant has failed to remedy the situation within thirty (30) calendar days of receiving such notice; or
  (ii) The Participant's conviction for committing an act of fraud, embezzlement, theft, or another act constituting a felony; or
 (iii) The willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company, as determined by the Committee. However, no act or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.
 2.6. "CHANGE IN CONTROL" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:
 (a) Any Person (other than those Persons in control of the Company as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or
 (b) During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or
 (c) The stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company's assets; or (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.
    However, in no event shall a Change in Control be deemed to have occurred, with respect to the Participant, if the Participant is part of a purchasing group which consummates the Change-in-Control transaction. The Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee Directors who were Directors prior to the transaction, and who continue as Directors following the transaction).
 2.7. "CODE" means the Internal Revenue Code of 1986, as amended from time to time.
 2.8. "COMMITTEE" means the Executive Compensation and Benefits Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.
 2.9. "COMPANY" means AmSouth Bancorporation, and also means any corporation of which a majority of the voting capital stock is owned directly or indirectly by AmSouth Bancorporation or by any of its Subsidiaries, and any other corporation designated by the Committee as being a Company hereunder (but only during the period of such ownership or designation).
 2.10. "COVERED EMPLOYEE" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.
 2.11. "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.
 2.12. "DISABILITY" as applied to a Participant, means that the Participant
(i) has established to the satisfaction of the Committee that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months (all within the meaning of Section 22(e) (3) of the Code), and (ii) has satisfied any requirement imposed by the Committee in regard to evidence of such disability.
 2.13. "EFFECTIVE DATE" shall have the meaning ascribed to such term in
Section 1.1 hereof.
 2.14. "EMPLOYEE" means any key officer or employee of the Company. Directors who are not employed by the Company shall not be considered Employees under this Plan.
 2.15. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
 2.16. "FAIR MARKET VALUE" shall be determined on the basis of the closing sale price on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.
 2.17. "FREESTANDING SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.
 2.18. "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.
 2.19. "INSIDER" shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.
 2.20. "NONEMPLOYEE DIRECTOR" means an individual who is a member of the Board of Directors of the Company but who is not an Employee of the Company.
 2.21. "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.
 2.22. "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.
 2.23. "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.
 2.24. "PARTICIPANT" means an Employee who has outstanding an Award granted under the Plan. The term "Participant" shall not include Nonemployee Directors.
 2.25. "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).
 2.26. "PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares of Restricted Stock are subject to a substantial risk of forfeiture, as provided in Article 8 herein.
 2.27. "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.
 2.28. "RESTRICTED STOCK" means an Award granted to a Participant pursuant to
Article 8 herein.
 2.29. "RETIREMENT" as applied to a Participant, means the Participant's termination of employment in a manner which qualifies the Participant to receive immediately payable retirement benefits under the AmSouth Bancorporation Retirement Plan, under the successor or replacement of such Retirement Plan if it is then no longer in effect, or under any other retirement plan maintained or adopted by the Company which is determined by the Committee to be the functional equivalent of such Retirement Plan.
 2.30. "SHARES" means common stock of AmSouth Bancorporation, par value $1.00 per share.
 2.31. "STOCK APPRECIATION RIGHT" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.
 2.32. "SUBSIDIARY" means any corporation, partnership, joint venture or other entity in which the Company has a majority voting interest.
 2.33. "TANDEM SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

 ARTICLE 3. ADMINISTRATION
 3.1. THE COMMITTEE. The Plan shall be administered by the Committee of the Board, or by any other Committee appointed by the Board, which Committee shall satisfy the "disinterested administration" rules of Rule 16b-3 under the Exchange Act, or any successor provision. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.
 3.2. AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, including Section 3.4, the Committee shall have full power to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Employees; establish, amend, or waive rules and regulations for the Plan's administration as they apply to Employees; and (subject to the provisions of Article 14 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan, as the Plan applies to Employees. As permitted by law, the Committee may delegate its authority as identified herein.
 3.3. DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.
 3.4. GRANTS TO NON-INSIDERS BY CHIEF EXECUTIVE OFFICER. To the extent permissible under governing rules and regulations, and, in particular, Section 141(c) of the General Corporation Law of Delaware, the Chief Executive Officer of the Company shall have the authority to make and administer grants of Awards under this Plan to non-Insiders upon such terms and conditions as the Chief Executive Officer shall determine; provided, however, that the total number of Awards granted by the Chief Executive Officer each year shall be subject to approval by the Committee.

 ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS
 4.1. NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.3 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be two million, seven hundred fifty thousand (2,750,000).
 Notwithstanding the foregoing, the maximum number of Shares of Restricted Stock granted pursuant to Article 8 herein shall be an amount equal to thirty percent (30%) of the total number of Shares reserved for issuance under the Plan.
 Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, the maximum aggregate number of Shares that may be granted or that may vest, as applicable, pursuant to any Award granted in any one fiscal year to any single Covered Employee shall be two hundred fifty thousand (250,000).
 4.2. LAPSED AWARDS. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem
SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan.
 4.3. ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code
Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4.1, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

 ARTICLE 5. ELIGIBILITY AND PARTICIPATION
 5.1. ELIGIBILITY. Persons eligible to participate in this Plan include all Employees of the Company, including Employees who are members of the Board.
 5.2. ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

 ARTICLE 6. STOCK OPTIONS
 6.1. GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.
 6.2. AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code
Section 422.
 6.3. OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.
 6.4. DURATION OF OPTIONS. Each Option granted to an Employee shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.
 6.5. DIVIDEND EQUIVALENTS. The Committee may grant dividend equivalents in connection with Options granted under this Plan. Such dividend equivalents may be payable in cash or in Shares, upon such terms as the Committee, in its sole discretion, deems appropriate.
 6.6. EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.
 6.7. PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
 The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) if permitted in the governing Award Agreement, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) if permitted in the governing Award Agreement, by a combination of (a) and (b).
 The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.
 As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).
 6.8. RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.
 6.9. TERMINATION OF EMPLOYMENT. Each Option, to the extent it has not been previously exercised, shall terminate upon the earliest to occur of: (i) the expiration of the Option period set forth in the Option Award Agreement; (ii) for ISOs, the expiration of three (3) months following the Participant's Retirement (following the Participant's Retirement, NQSOs shall terminate upon the expiration of the Option period set forth in the Option Award Agreement);
(iii) the expiration of twelve (12) months following the Participant's death or Disability; (iv) immediately upon termination for Cause; or (v) the expiration of thirty (30) days following the Participant's termination of employment for any reason other than Cause, Change in Control, death, Disability, or Retirement. Upon a termination of employment related to a Change in Control, Options shall be treated in the manner set forth in Article 13.
 6.10. NONTRANSFERABILITY OF OPTIONS.
 (a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

 (b) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

 ARTICLE 7. STOCK APPRECIATION RIGHTS
 7.1. GRANT OF SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.
 The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.
 The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.
 7.2. EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.
 Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.
 7.3. EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.
 7.4. SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.
 7.5. TERM OF SARS. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.
 7.6. PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
 (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by
 (b) The number of Shares with respect to which the SAR is exercised.
 At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
 7.7. RULE 16B-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Section 16 of the Exchange Act (or any successor rule).
 7.8. TERMINATION OF EMPLOYMENT. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.
 7.9. NONTRANSFERABILITY OF SARS. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

 ARTICLE 8. RESTRICTED STOCK
 8.1. GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine. Without limiting the generality of the foregoing, Restricted Shares may be granted in connection with payouts under other compensation programs of the Company.
 8.2. RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.
 8.3. TRANSFERABILITY. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.
 8.4. OTHER RESTRICTIONS. Subject to Article 9 herein, the Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable federal or state securities laws.
 At the discretion of the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.
 Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.
 8.5. VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.
 8.6. DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional shares of Restricted Stock, upon such terms as the Committee establishes.
 The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.
 In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.
 8.7. TERMINATION OF EMPLOYMENT. Upon a Participant's death, Disability, or Retirement, all Restricted Shares shall vest immediately subject to any limitations under Code Section 162(m). Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Shares following termination of the Participant's employment with the Company in all other circumstances. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment; provided, however, that, except in the cases of terminations connected with a Change in Control and terminations by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Covered Employees shall occur at the time they otherwise would have, but for the employment termination.

 ARTICLE 9. PERFORMANCE MEASURES
 Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Article 9, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following alternatives:
  (a) Net Income;
  (b) Return on Equity;
  (c) Earnings per Share;
  (d) Return on Assets;
  (e) Total Shareholder Return; and
  (f) Return on Investment.
 Subject to the terms of the Plan, each of these measures shall be defined by the Committee on a corporation or subsidiary basis or in comparison with peer group performance, and may include or exclude specified extraordinary items, as determined by the Company's auditors.
 The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance objectives; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).
 In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

 ARTICLE 10. BENEFICIARY DESIGNATION
 Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

 ARTICLE 11. DEFERRALS
 The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or objectives with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

 ARTICLE 12. RIGHTS OF EMPLOYEES
 12.1. EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.
 12.2. PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

 ARTICLE 13. CHANGE IN CONTROL
 13.1. TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:
 (a) Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term; and
 (b) Any restriction periods and restrictions imposed on Shares of Restricted Stock shall lapse; provided, however, that the degree of vesting associated with Restricted Stock which has been conditioned upon the achievement of performance conditions pursuant to Section 8.4 herein shall be determined in the manner set forth in Section 8.7 herein.
 13.2. TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 13 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards.

 ARTICLE 14. AMENDMENT, MODIFICATION, AND TERMINATION
 14.1. AMENDMENT, MODIFICATION, AND TERMINATION. Subject to Section 13.2 herein, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon.
 The Committee shall not have the authority to cancel outstanding Awards and issue substitute Awards in replacement thereof.
 14.2. ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may only be adjusted to the extent permissible under Code Section 162(m).
 14.3. AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.
 14.4. COMPLIANCE WITH CODE SECTION 162(M). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 14, make any adjustments it deems appropriate.

 ARTICLE 15. WITHHOLDING
 15.1. TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
 15.2. SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction. All such elections shall be made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

 ARTICLE 16. INDEMNIFICATION
 Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

 ARTICLE 17. SUCCESSORS
 All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

 ARTICLE 18. LEGAL CONSTRUCTION
 18.1. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
 18.2. SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
 18.3. REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
 18.4. SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
 18.5. GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Alabama.

[LOGO OF AMSOUTH BANCORPORATION APPEARS HERE]

PROXY

For Annual Shareholders' Meeting
1. ELECTION OF DIRECTORS
   [ ] FOR all nominees listed below (except as marked to the contrary below).

   [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW. IF YOU DO NOT INDICATE THAT YOU WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE, THIS PROXY WILL BE COUNTED AS VOTING FOR THAT NOMINEE.)
   1. J. HAROLD CHANDLER
   2. RODNEY C. GILBERT
   3. ELMER B. HARRIS
   4. JAMES R. MALONE

2. APPROVAL OF 1996 LONG TERM INCENTIVE COMPENSATION PLAN
   [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES AND APPROVAL OF THE 1996 LONG TERM INCENTIVE COMPENSATION PLAN.

    The undersigned hereby appoints Eunice A. Hickey, David E. White and Charles
S. Northen, IV (the "Proxies") and any of them, jointly or severally, the lawful attorneys of the undersigned with full power of substitution to vote all of the stock of AMSOUTH BANCORPORATION standing in the name of the undersigned at the close of business on February 28, 1996 upon the books of the Corporation, at the Annual Meeting of Shareholders to be held on Thursday, April 18, 1996 and at any adjourned meeting or meetings, as indicated herein.

                          (Continued on Reverse Side)

                               NUMBER OF SHARES

THE PROXIES WILL VOTE THE SHARES REPRESENTED HEREBY AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER, BUT IF NO DIRECTION IS GIVEN, THEY WILL VOTE THE SHARES FOR THE ELECTION OF ALL NOMINEES AND FOR THE APPROVAL OF THE 1996 LONG TERM INCENTIVE COMPENSATION PLAN. THE PROXIES ARE FURTHER AUTHORIZED TO VOTE, IN THEIR DISCRETION, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF, INCLUDING MATTERS INCIDENT TO THE CONDUCT OF THE MEETING, AND WITH RESPECT TO THE ELECTION OF ANY PERSON AS A DIRECTOR IF A NOMINEE FOR THE OFFICE IS NAMED IN THE PROXY STATEMENT AND SUCH NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE.

Please sign exactly as name appears below. When shares are held by joint
-------------------------------------------------------------------------
tenants, both should sign. When signing as attorney, executor, administrator,
-------------------------
trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    DATED:________________________________, 1996
                                    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                    CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                    ____________________________________________
                                    Signature

                                    ____________________________________________
                                    Signature if held jointly

                         (Continued from Reverse Side)